UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 5, 2013

OSH 1 Liquidating Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11679	95-4214109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Del Oro San Jose, CA		95119
(Address of Principal Executive Offices)		(Zip Code)

(408) 281-3500

Registrant’s Telephone Number, Including Area Code

Orchard Supply Hardware Stores Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2013, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) granted a motion filed by OSH 1 Liquidating Corporation, formerly known as Orchard Supply Hardware Stores Corporation (the “Company”), which requested the Bankruptcy Court amend certain provisions in the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) and the Company’s Bylaws pursuant to section 105(a) of title 11 of the United States Code and section 303 of the General Corporation Law of the State of Delaware, effective nunc pro tunc to August 20, 2013. The Company subsequently adopted and filed with the Secretary of State of the State of Delaware on September 6, 2013 a certificate of amendment (the “Certificate of Amendment”) of the Restated Certificate, thereby modifying the Restated Certificate by amending Article FIRST, by deleting Sections F, H and I of Article FIFTH in their entirety and by adding a new Article THIRTEENTH. The principal changes were to change of the name of the Company to OSH 1 Liquidating Corporation and to reduce the size and simplify the structure of the Board of Directors.

In addition, the Company amended Article II, Sections 1, 2, 5 and 7 and Article III, Section 2 of the Bylaws of the Company and deleted Article VII, Section 7 of the Bylaws of the Company in its entirety by amending and restating the Amended and Restated Bylaws of the Company (the “Restated Bylaws”) to, among other things, reflect the size and structure of the Board of Directors as set forth in the Certificate of Amendment and as authorized by the Bankruptcy Court.

The foregoing is not a complete summary of the terms of the Certificate of Amendment and the Restated Bylaws, and reference is made to the complete text of the Certificate of Amendment and the Restated Bylaws filed as Exhibit 3.1 and Exhibit 3.2 with this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013	OSH 1 LIQUIDATING CORPORATION

	By:	/s/ Kevin R. Czinger
Name: Kevin R. Czinger
Title: President and Chief Executive Officer